SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 21, 2006

Date of Report

(Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10254 (Commission File Number)	58-1493818 (IRS Employer Identification No.)

1600 First Avenue, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a) On March 21, 2006, the Compensation Committee of the Board of Directors of Total System Services, Inc. (“TSYS”) established the 2006 performance goals and target bonus percentages under the Synovus Financial Corp. Executive Cash Bonus Plan and Synovus Financial Corp. Incentive Bonus Plan in which executive officers of TSYS participate. The Synovus Executive Cash Bonus Plan is being submitted to TSYS’ shareholders for approval at the 2006 Annual Meeting of Shareholders. Synovus’ Incentive Bonus Plan was filed as Exhibit 10.8 to TSYS’ Annual Report on Form 10-K for the year ended December 31, 1992 as filed with the SEC on March 18, 1993. Philip W. Tomlinson, Chairman of the Board and Chief Executive Officer of TSYS, M. Troy Woods, President and Chief Operating Officer of TSYS, William A. Pruett, Senior Executive Vice President of TSYS, and Kenneth L. Tye, Senior Executive Vice President and Chief Information Officer of TSYS, were selected to participate in the Synovus Executive Cash Bonus Plan and TSYS’ other executive officers were selected to participate in the Synovus Incentive Bonus Plan.

For 2006, the Committee approved a payout matrix for bonuses based on TSYS’ attainment of growth in diluted earnings per share goals for TSYS’ executive officers. The Committee also established target percentage payouts of 100% for Messrs. Tomlinson and Woods and 85% for TSYS’ other executive officers.

(b) On March 21, 2006, the Compensation Committee of the Board of Directors of TSYS established the performance goal for 2006 under the performance-based restricted stock awards granted to Philip W. Tomlinson and M. Troy Woods on January 20, 2005 (the “Awards”) pursuant to the TSYS 2002 Long-Term Incentive Plan, which plan was approved by TSYS’ shareholders in 2002 and filed as Exhibit 10.2 to TSYS’ Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the SEC on March 19, 2002. The form of Award was filed as Exhibit 10.2 to TSYS’ Current Report on Form 8-K dated January 20, 2005 as filed with the SEC on January 25, 2005. The Committee approved a performance goal for 2006 under the Awards based on TSYS’ attainment of growth in diluted earnings per share.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, TSYS has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC. (“TSYS”)

Dated: March 22, 2006	By:/s/ Kathleen Moates Senior Deputy General Counsel Kathleen Moates

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